UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2005
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 13, 2005, the Board of Directors of Cerner Corporation (the “Company”) approved a two-for-one split of its common stock in the form of a stock dividend, payable on or about January 9, 2006 to shareholders of record as of December 30, 2005. Upon completion of the split, the total number of shares of common stock outstanding will increase from approximately 38.4 million outstanding shares to approximately 76.8 million outstanding shares.
The Company issued a press release regarding the two-for-one stock split, which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

c)	Exhibits

99.1 Press Release of Cerner Corporation dated December 14, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: December 14, 2005	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Cerner Corporation dated December 14, 2005